                                    NOTICE OF
                             NOMINATIONS OF PERSONS
                     FOR ELECTION TO THE BOARD OF DIRECTORS
                                       OF
                           SCHEIN PHARMACEUTICAL, INC.
                                       AND
                            AMENDMENTS TO THE BY-LAWS
                                       OF
                           SCHEIN PHARMACEUTICAL, INC.



To the Secretary of
     Schein Pharmaceutical, Inc.:

     This Notice is given pursuant to Article II, Section 4 of the Amended and Restated By-laws, and Article Sixth of the Restated Certificate of Incorporation of Schein Pharmaceutical, Inc., a Delaware corporation (the "Corporation"). The undersigned (the "undersigned" or "stockholders") are stockholders of record of an aggregate of 16,196,508 shares of common stock, par value $.01 per share, representing approximately 50% of the common stock of the Corporation on the date hereof and intend to remain stockholders of record through the date of the Corporation's 2000 Annual Meeting of Stockholders. The record addresses of the undersigned are set forth below.

     The proposals the undersigned or their agents intend to make are described below. The undersigned represent that they intend to appear in person or by proxy at the meeting to bring up the proposals included as part of this notice.

     The stockholders request that the Notice of Annual Meeting include the below proposed nominations and By-law amendments.

Dated: March 13, 2000

                      [SIGNATURES APPEAR ON THE NEXT PAGE]

                              By: /s/ Irving Shafran
                                  ------------------------------
                                  Name:  Irving Shafran
                                  Title: Trustee U/A dated October 26, 1994,
                                         Pamela M. Schein as grantor; Trustee
                                         of the Pamela M. Schein Issue Trust,
                                         dated September 29, 1994
                                  Trust Address:  Trust Dated October 26, 1994,
                                         Pamela M. Schein as grantor,
                                         c/o Willkie Farr & Gallagher
                                         787 Seventh Avenue
                                         New York, New York  10019;
                                         Pamela M. Schein Issue Trust,
                                         dated September 29, 1994,
                                         c/o Willkie Farr & Gallagher
                                         787 Seventh Avenue
                                         New York, New York  10019


                              By: /s/ Judith Shafran
                                  ------------------------------
                                  Name:  Irving Shafran
                                  Title: Trustee U/A dated October 26, 1994,
                                         Pamela M. Schein as grantor;
                                  Trust Address:
                                         c/o Willkie Farr & Gallagher
                                         787 Seventh Avenue
                                         New York, New York  10019


                              By: /s/ Robert D. Villency
                                  ------------------------------
                                  Name:  Robert D. Villency
                                  Title: Trustee of the Pamela M. Schein Issue
                                         Trust, dated September 29, 1994
                                  Trust Address:
                                         c/o Willkie Farr & Gallagher
                                         787 Seventh Avenue
                                         New York, New York  10019

                              By: /s/ Marvin H. Schein
                                  ------------------------------
                                  Name:  Marvin H. Schein
                                  Title: Individually and as Trustee for
                                         Trust established by Marvin H.
                                         Schein u/i/d 9/9/94, Trust
                                         established by Marvin H. Schein
                                         u/i/d 4/5/96, Trust established
                                         by Marvin H. Schein u/i/d 4/9/97,
                                         Trust established by Marvin H.
                                         Schein u/i/d 10/8/98, Trust
                                         established by Marvin H. Schein
                                         u/i/d 12/22/98
                                  Trust Addresses:  c/o Ackerman, Levine &
                                         Cullen, LLP
                                         175 Great Neck Road
                                         Great Neck, New York  11021


                              By: /s/ Leslie J. Levine
                                  ------------------------------
                                  Name:  Leslie J. Levine
                                  Title: Trustee for Trust established by
                                         Marvin H. Schein u/i/d 9/9/94,
                                         Trust established by Marvin H.
                                         Schein u/i/d 4/5/96, Trust
                                         established by Marvin H. Schein
                                         u/i/d 4/9/97, Trust established
                                         by Marvin H. Schein u/i/d
                                         10/8/98, Trust established by
                                         Marvin H. Schein u/i/d 12/22/98
                                  Trust Addresses:  c/o Ackerman, Levine &
                                         Cullen, LLP
                                         175 Great Neck Road
                                         Great Neck, New York  11021

PROPOSAL I:    Nominate two persons to be elected as directors
               with term expiring 2003 to the Board of Directors of Schein Pharmaceutical, Inc.

The stockholders propose to elect the following individuals to the Board of Directors of Schein Pharmaceutical, Inc. as directors with term expiring 2003:

     Marvin H. Schein and Irving Shafran

Information about the foregoing nominees is required to be provided pursuant to Article Sixth of the Restated Certificate of Incorporation of Schein Pharmaceutical, Inc. Where information sought by Schedule 14A under the Securities Exchange Act of 1934, as amended, would be answered in the negative and no response would be required to be included in a proxy statement, no such response is included below.

MARVIN H. SCHEIN, age 58, founded Schein Dental Equipment Corp., a distributor of large dental equipment, and served as its President for more than 15 years until its sale in August 1998 to Henry Schein, Inc., a public company traded on NASDAQ. Prior to founding Schein Dental Equipment Corp., Mr. Schein held various management and executive positions with Henry Schein, Inc. He has served as a director of Henry Schein, Inc. since September 1994. Since August 1998, Mr. Schein has been engaged in the management of his personal investments.

IRVING SHAFRAN, age 55, has been a director of Henry Schein, Inc. since September 1994 and was nominated by Pamela Schein as her designee for director of Henry Schein, Inc. Mr. Shafran has been an attorney in private practice for the past 25 years. From 1991 through December 1995, Mr. Shafran was a partner in the law firm of Anderson Kill Olick and Oshinsky, PC.

Mr. Shafran, as a co-trustee of a Trust dated October 26, 1994, Pamela M. Schein as grantor, holds approximately 20% of the common stock of the Corporation on the date hereof. Mr. Shafran, as a co-trustee of the Pamela M. Schein Issue Trust, dated September 29, 1994, holds approximately 1.56% of the common stock of the Corporation on the date hereof.

Mr. Schein has established a number of trusts for the benefit of various family members and charitable institutions of which he is a trustee. Mr. Schein has entered into an understanding with Irving Shafran, Judith Shafran and Robert D. Villency, trustees of certain trusts established by Pamela Schein, the niece of Mr. Schein, that hold approximately 22% of the outstanding shares of common stock of the Corporation, to vote all shares over which any of them has voting control in favor of all of the proposals and for the election of all of the nominees described in this notice.

In the ordinary course of business, Schein Pharmaceutical, Inc. sells pharmaceutical products to Henry Schein, Inc. for distribution to its customers. Both Mssrs. Schein and Shafran are stockholders and directors of Henry Schein, Inc.

PROPOSAL II:   Notification of Intent to Present Amendments to
               the By-laws of Schein Pharmaceutical, Inc.

The stockholders intend to present at the Annual Meeting of Stockholders the following resolutions to be adopted by the stockholders as amendments to the Corporation's By-laws:

     "RESOLVED, that the first sentence of Article III, Section 1 of the By-laws of the Corporation is hereby amended to read in its entirety as follows:

          'Except as may otherwise be provided in the Certificate of Incorporation or By-laws, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors of nine directors.'"

     "RESOLVED, that Article III, Section 14 of the By-laws of the Corporation is hereby amended by adding thereto the new sentence appearing in italics below. Such section, as so amended, shall read in its entirety as follows:

          'Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled in a manner that does not contravene the provisions of
     Section 1 of the general stockholders agreement dated September 30, 1994 among Schein Holdings, Inc., Miles, Inc. ("Miles") and certain stockholders of Schein Holdings, Inc. (the "General Stockholders Agreement"). The provisions of the preceding sentence may be amended only with the written consent of Bayer Corporation ("Bayer," formerly Miles), and shall be of no further force or effect upon the termination of Bayer's rights under
     Section 1 of the General Stockholders Agreement, as provided in Section 1.5 of the General Stockholders Agreement. New directorships created by the stockholders by amendment of the By-laws at a meeting of the stockholders shall only be filled by the stockholders at such meeting or at any other duly called meeting of the stockholders. A director elected to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders at which the election of such director is in the regular order of business and until his or her successor has been elected and qualified.'"

PROPOSAL III:  Notice pursuant to Article Sixth of the
               Corporation's Certificate of Incorporation

     The stockholders propose to nominate the following individuals for election to the Corporation's Board of Directors to fill the two new directorships created by Proposal II above, should such Proposal II be adopted by the stockholders of the Corporation:

     Leslie J. Levine and Robert D. Villency

Information about the following nominees is required to be provided pursuant to Article Sixth of the Restated Certificate of Incorporation of Schein Pharmaceutical, Inc. Where information sought by Schedule 14A under the Securities Exchange Act of 1934, as amended, would be answered in the negative and no response would be required to be included in a proxy statement, no such response is included below.

LESLIE J. LEVINE, age 56, has been a partner in the law firm of Ackerman, Levine, Cullen & Brickman, LLP in Great Neck, New York, for more than 25 years.

ROBERT D. VILLENCY, age 61, is the chairman of Maurice Villency, Inc., a retail furniture businesses that has stores in the New York metropolitan area. Since 1974, Mr. Villency has been the Chief Executive Officer of Roche Bobois USA., Ltd., a franchisor of retail stores selling imported furniture with stores throughout the United States and Canada.

Mr. Villency, as a co-trustee of the Pamela M. Schein Issue Trust, dated September 29, 1994, holds approximately 1.56% of the common stock of the Corporation on the date hereof.

Marvin Schein has established a number of trusts for the benefit of various family members and charitable institutions of which he and Mr. Levine are trustees. Mr. Levine has entered into an understanding with Irving Shafran, Judith Shafran and Robert D. Villency, trustees of certain trusts established by Pamela Schein, the niece of Mr. Schein, that hold approximately 22% of the outstanding shares of common stock of the Corporation, to vote all shares over which any of them has voting control in favor of all of the proposals and for the election of all of the nominees described in this notice.